Exhibit 99.1

For further information, contact
Jack B. Lay
Senior Executive Vice President
and Chief Financial Officer
(636) 736-7000
FOR IMMEDIATE RELEASE
REINSURANCE GROUP OF AMERICA’S CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER TO SPEAK AT KEEFE, BRUYETTE & WOODS
INSURANCE CONFERENCE
ST. LOUIS, September 2, 2009 — A. Greig Woodring, President and Chief Executive Officer and Jack B. Lay, Senior Executive Vice President and Chief Financial Officer for Reinsurance Group of America, Incorporated (NYSE:RGA), will present at the Keefe, Bruyette & Woods Insurance Conference on Wednesday, September 9, 2009 at approximately 2:05 p.m. (ET).
A live audio webcast of the presentation will be available online at : http://cc.talkpoint.com/keef001/090909a_rl/. Webcast viewers are encouraged to visit the website at least fifteen minutes prior to the presentation to download and install any necessary software. Presentation slides for Messrs. Woodring and Lay will be available at www.rgare.com (through the link on the Investor Relations page).
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.2 trillion of life reinsurance in force, and assets of $22.6 billion.